UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2017

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 1-6615

Delaware	95-2594729
(State or Other Jurisdiction Incorporation)	(IRS Employer No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 – Entry into a Material Definitive Agreement

Explanatory Note

On March 24, 2017, Superior Industries International, Inc. (NYSE: SUP) (“Superior”), filed a Form 8-K (the “Original Report”) reporting that it had entered into various agreements to commence a tender offer (the “Tender Offer”) to acquire Uniwheels AG (“Uniwheels”) (the “Acquisition”).

This report on Form 8-K/A amends Item 1.01 to the Original Report to increase the per share price in the Tender Offer (other than the shares held by Uniwheels Holdings (Malta) Ltd.) from PLN 235.83 to PLN 236.07. Assuming all outstanding shares of Uniwheels are tendered in the Tender Offer, this change results in an increase in the aggregate equity purchase price for the Acquisition of approximately $300,000 (the “Tender Price Increase”).

The Tender Price Increase is caused by an increase in the calculation by the Polish Financial Supervision Authority (Komisja Nadzoru Finansowego) of the minimum price required in the Tender Offer. The relevant tender offer documents have been amended to reflect the Tender Price Increase. All other material terms of the Tender Documents remain the same and are described in more detail in the Original Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Date: March 29, 2017	By:	/s/ Kerry A. Shiba
Kerry A. Shiba
Executive Vice President and Chief Financial Officer